                                                                    Exhibit 16.1

July 12, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

            We  have  read  the  statements  made  by  Essential  Reality,  Inc.
(formerly JPAL,  Inc.) (copy  attached),  which we understand will be filed with the Commission,  pursuant to Item 4 of Form 8-K as part of the Registrant's Form
8-K report dated July 12, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Lesley, Thomas, Schwarz & Postma, Inc.
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Lesley, Thomas, Schwarz & Postma, Inc.